Exhibit 10.1

Execution Copy

TENTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
AND CONSENT OF GUARANTORS

This TENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT OF GUARANTORS (this “Amendment”) is dated as of November 26, 2008, and entered into by and among FLEETWOOD ENTERPRISES, INC. (“Fleetwood”), FLEETWOOD HOLDINGS INC. (“Holdings”) and its Subsidiaries listed on the signature pages hereof (collectively, “Borrowers”), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders.

Recitals

Whereas, Fleetwood, the Borrowers, the Lenders, and the Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of January 5, 2007, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of May 25, 2007, that certain Second Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of September 18, 2007, that certain Third Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of January 16, 2008, that certain Fourth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of March 5, 2008, that certain Fifth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of April 9, 2008, that certain Sixth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of April 24, 2008, that certain Seventh Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of August 6, 2008, that certain Eighth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of October 21, 2008 and that certain Ninth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors dated as of October 29, 2008 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Any terms defined in the Credit Agreement and not defined in this Amendment are used herein as defined in the Credit Agreement;

Whereas, the Borrowers have requested the amendments to the Credit Agreement as further set forth herein; and

Whereas, the Lenders and the Agent are willing to agree to the amendments requested by the Borrowers, on the terms and conditions set forth in this Amendment;

Now Therefore, in consideration of the premises and the mutual agreements set forth herein, Fleetwood, the Borrowers, the Lenders and the Agent agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of Fleetwood and the Borrowers set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1 Amendments to Annex A to Credit Agreement (Definitions). The definition of “Permitted Liens” in Annex A of the Credit Agreement is amended to delete the “and” at the end of clause “(m)” thereof, delete the period at the end of clause “(n)” thereof and to replace the same with the following:

“; and

(o) Liens on life insurance policies listed on a Schedule 7.13(u) hereto, securing Permitted Life Insurance Policy Debt.”

1.2 Amendments to Annex A to Credit Agreement (Definitions). The definitions of “Borrowing Base,” “Maximum Real Estate Loan Amount,” “Maximum Revolver Amount” and “Qualified Cash Equivalents” in Annex A of the Credit Agreement are amended to read as follows:

“Borrowing Base” means an amount equal to (a) the sum of (i) eighty-five percent (85%) of the Net Amount of its Eligible Accounts, plus (ii) the lesser of (A) the Maximum Inventory Loan Amount and (B) the sum of (1) the lesser of (I) fifty-five percent (55%) of its Eligible Inventory, valued at the lower of cost on a first-in, first-out basis or market (other than motor home chassis) and (II) eighty-five percent (85%) of the appraised orderly liquidation value of its Eligible Inventory (other than motor home chassis) calculated in a manner consistent with the methodology used in such appraisal and (2) the lesser of (I) eighty percent (80%) of its Eligible Inventory, valued at the lower of cost on a first-in, first-out basis or market (consisting of motor home chassis) and (II) ninety percent (90%) of the appraised orderly liquidation value of its Eligible Inventory (consisting of motor home chassis) calculated in a manner consistent with the methodology used in such appraisal, plus (iii) the lesser of (A) seventy-five percent (75%) of the appraised fair market value of its Real Estate Subfacility Assets subject to a Mortgage and (B) the Maximum Real Estate Loan Amount, plus (iv) one hundred percent (100%) of the amount of Borrowing Base Cash Collateral in an amount not to exceed the lesser of (X) $50,000,000 and (Y) the aggregate undrawn face amount of all outstanding Letters of Credit issued hereunder minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment. Notwithstanding anything to the contrary in the Loan Documents, (i) the amount advanced against the Accounts and Inventory of Fleetwood Folding Trailer shall not exceed $8,000,000 and (ii) the amount advanced against aggregate manufactured housing Inventory shall not exceed the lesser of (A) $10,000,000 and (B) 30% of the Borrowing Base attributable to aggregate Eligible Inventory.

“Maximum Real Estate Loan Amount” means $12,000,000; provided that such amount shall reduce (i) on the first day of each Fiscal Quarter after the Tenth Amendment Effective Date by an amount equal to $375,000, and (ii) from time to time pursuant to Sections 3.4(b) and 3.4(f); provided further that such amount shall be reduced by each Additional Secured Debenture First Priority Amount notified to the Agent from time to time.

“Maximum Revolver Amount” means $135,000,000; provided that such amount shall reduce from time to time pursuant to Sections 3.4(e).

““Qualified Cash Equivalents” means, as of any date for any Person, the balance of cash and marketable securities (other than Borrowing Base Cash Collateral) held by such Person in the United States on such date, which cash and marketable securities are held in an account with the Agent and are subject to a first priority, perfected Lien in favor of the Agent and the use of which is not otherwise restricted, by law or by agreement.

1.3 Amendments to Annex A to Credit Agreement (Definitions). Annex A of the Credit Agreement is amended to include the following additional definitions in the appropriate alphabetical order:

“Borrowing Base Cash Collateral” means the balance of cash held by such Person in the United States on such date, which cash is held in a segregated account with the Agent that is subject to a deposit account control agreement in form and substance acceptable to the Agent (it being understood that such agreement shall provide that cash may not be released from such account without the consent of the Agent), are subject to a first priority, perfected Lien in favor of the Agent, and the use of which is not otherwise restricted, by law or by agreement.

“Permitted Life Insurance Policy Debt” means Debt secured by Liens on life insurance policies listed on Schedule 7.13(u) hereto in an aggregate principal amount not to exceed the cash surrender value of such life insurance policies; provided that such Debt shall be recourse only to such life insurance policies and the cash surrender value thereof and shall otherwise be on customary terms and conditions reasonably acceptable to the Agent; for the avoidance of doubt, such Debt shall be without recourse to Fleetwood or any of its Subsidiaries or Affiliates.

“Tenth Amendment” means that certain Tenth Amendment to Third Amended and Restated Credit Agreement and Consent of Guarantors, dated as of November 26, 2008, and entered into by and among Fleetwood, Holdings and its Subsidiaries listed on the signature pages thereof, the banks and other financial institutions signatory thereto that are parties as Lenders to this Agreement and Bank of America, N.A., as administrative agent and collateral agent for the Lenders.

“Tenth Amendment Effective Date” means the “Effective Date” as defined in the Tenth Amendment.

1.4 Amendments to Section 3.4(f). Section 3.4(f) shall be amended by deleting the reference to “[RESERVED]” and replacing it with the following:

“(f) Following the initial incurrence of any Permitted Life Insurance Policy Debt, the Borrowers shall immediately (i) repay the Revolving Loans in an aggregate principal amount equal to the lesser of (i) the aggregate outstanding principal amount thereof and (ii) $2,000,000 and (ii) permanently reduce the Maximum Real Estate Loan Amount by an amount equal to $2,000,000.”

1.5 Amendment to Section 5.2. Section 5.2 shall be amended by adding the following clause (q) after the existing clause (p):

“(q) Concurrent with the delivery of each Weekly Borrowing Base Certificate delivered immediately prior the commencement of each fiscal month in accordance with Section 5.2(l), a report listing forecasted Availability for such fiscal month and each of the next two subsequent fiscal months thereafter in a form reasonably satisfactory to the Agent.”

1.6 Amendment to Section 7.13. Clause (u) of Section 7.13 shall be amended by deleting such clause and replacing it with the following:

“(u) Permitted Life Insurance Policy Debt;”

1.7  Amendment to Section 7.24. Section 7.24 shall be amended by deleting clause (b) thereof and replacing it with the following:

“(b) Minimum Liquidity. From and after the Ninth Amendment Effective Date, there shall not have occurred any three consecutive Business Day period over which Fleetwood, on a consolidated basis, had Fleetwood Liquidity of $25,000,000 or less for each such Business Day.”

1.8 Amendment to Section 12.11. Section 12.11 shall be amended by adding the following clause (d) after the existing clause (c):

“(d) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release from any account subject to the Agent’s control into such other account of Fleetwood or its Subsidiaries as Fleetwood may direct any (i) cash constituting Borrowing Base Cash Collateral and (ii) any cash that has been deposited with the Agent to be held as cash collateral for Letter of Credit Obligations in accordance with clause “fifth” of Section 3.8 (including, without limitation, any such cash so deposited after being paid by FMC to the Agent pursuant to the second sentence of Section 3.1 to cash collateralize Aggregate Revolver Outstandings constituting the undrawn face amount of outstanding Letters of Credit) or otherwise; provided that immediately upon such release the Aggregate Revolver Outstandings shall not exceed the lesser of the Borrowing Base or the Maximum Revolver Amount and both immediately prior to and immediately following such release no Default or Event of Default shall exist and be continuing.”

1.9 Amendment to Schedules. Schedule 7.13(u) attached hereto shall be attached to the Credit Agreement as Schedule 7.13(u) thereto.

2. REPRESENTATIONS AND WARRANTIES OF FLEETWOOD AND THE BORROWERS. In order to induce the Lenders and the Agent to enter into this Amendment, each of Fleetwood and each Borrower represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:

2.1 Power and Authority. Each of the Loan Parties has all corporate power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the “Consent”), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement.

2.2 Corporate Action. The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Loan Party under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Loan Parties.

2.3 No Conflict or Violation or Required Consent or Approval. The execution and delivery of this Amendment and the Consent, the performance of the obligations of each Loan Party under or in respect of the Credit Agreement as amended hereby and the transactions contemplated hereby do not and will not conflict with or violate (a) any provision of the governing documents of any Loan Party or any of its Subsidiaries, (b) any Requirement of Law, (c) any order, judgment or decree of any court or other governmental agency binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound, and do not and will not require any consent or approval of any Person.

2.4 Execution, Delivery and Enforceability. This Amendment and the Consent have been duly executed and delivered by each Loan Party which is a party thereto and are the legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity. The Agent’s Liens in the Collateral continue to be valid, binding and enforceable first priority Liens (except for Permitted Liens) which secure the Obligations.

2.5 No Default or Event of Default. No event has occurred and is continuing or will result from the execution and delivery of this Amendment or the Consent that would constitute a Default or an Event of Default.

2.6 Representations and Warranties. Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

3. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment, and the consents and approvals contained herein, shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, Fleetwood, the Borrowers and each Lender and only if and when each of the following conditions is satisfied:

3.1 Consent of Guarantors. Each of the Guarantors shall have executed and delivered to the Agent the Consent.

3.2 No Default or Event of Default; Accuracy of Representations and Warranties. No Default or Event of Default shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct as of such earlier date), and the Borrowers shall have delivered to the Agent a certificate confirming such matters.

3.3 Delivery of Documents. The Agent shall have received such documents as the Agent may reasonably request in connection with this Amendment.

4. EFFECTIVE DATE. This Amendment shall become effective (the “Effective Date”) on the date of the satisfaction of the conditions set forth in Section 5.

5. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

6. Each of Fleetwood and the Borrowers confirms that as amended hereby, each of the Loan Documents is in full force and effect, and that none of the Credit Parties has any defenses, setoffs or counterclaims to its Obligations.

7. APPLICABLE LAW. THE VALIDITY, INTERPRETATIONS AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

8. NO WAIVER. The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

9. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document or any waiver thereof. The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

10. CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

[signatures follow; remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date set forth above.

BORROWERS
FLEETWOOD HOLDINGS INC.

FLEETWOOD HOMES OF ARIZONA, INC.

FLEETWOOD HOMES OF CALIFORNIA, INC.

FLEETWOOD HOMES OF FLORIDA, INC.

FLEETWOOD HOMES OF GEORGIA, INC.

FLEETWOOD HOMES OF IDAHO, INC.

FLEETWOOD HOMES OF INDIANA, INC.

FLEETWOOD HOMES OF KENTUCKY, INC.

FLEETWOOD HOMES OF NORTH CAROLINA, INC.

FLEETWOOD HOMES OF OREGON, INC.

FLEETWOOD HOMES OF PENNSYLVANIA, INC.

FLEETWOOD HOMES OF TENNESSEE, INC.

FLEETWOOD HOMES OF TEXAS, L.P.
By:    FLEETWOOD GENERAL PARTNER
OF TEXAS, INC., its General Partner

FLEETWOOD HOMES OF VIRGINIA, INC.

FLEETWOOD HOMES OF WASHINGTON, INC.

FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC.

FLEETWOOD MOTOR HOMES OF INDIANA, INC.

Tenth Amendment and Consent of Guarantors

FLEETWOOD MOTOR HOMES OF PENNSYLVANIA, INC.

FLEETWOOD TRAVEL TRAILERS OF CALIFORNIA, INC.

FLEETWOOD TRAVEL TRAILERS OF INDIANA, INC.

FLEETWOOD TRAVEL TRAILERS OF KENTUCKY, INC.

FLEETWOOD TRAVEL TRAILERS OF MARYLAND, INC.

FLEETWOOD TRAVEL TRAILERS OF OHIO, INC.

FLEETWOOD TRAVEL TRAILERS OF OREGON, INC.

FLEETWOOD TRAVEL TRAILERS OF TEXAS, INC.

GOLD SHIELD, INC.

GOLD SHIELD OF INDIANA, INC.

HAUSER LAKE LUMBER OPERATION, INC.

CONTINENTAL LUMBER PRODUCTS, INC.

FLEETWOOD GENERAL PARTNER OF TEXAS, INC.

FLEETWOOD HOMES INVESTMENT, INC.

By:	/s/ Andrew M. Griffiths
Name:	Andrew M. Griffiths
Title:	Senior Vice President and Chief Financial Officer

Tenth Amendment and Consent of Guarantors

GUARANTOR	FLEETWOOD ENTERPRISES, INC., as the Guarantor

	By:	/s/ Andrew M. Griffiths
	Name:	Andrew M. Griffiths
	Title:	Senior Vice President and Chief Financial Officer

Tenth Amendment and Consent of Guarantors

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date set forth above.

BANK OF AMERICA, N.A., as the Agent and as a Lender

By:	/s/ Todd Eggertsen
Name:	Todd Eggertsen
Title:	Vice President

Tenth Amendment and Consent of Guarantors

WELLS FARGO FOOTHILL, INC., fka FOOTHILL CAPITAL CORPORATION, as a Lender

By:	/s/ Maged Ghebrial
Name:	Maged Ghebrial
Title:	V.P.

Tenth Amendment and Consent of Guarantors

TEXTRON FINANCIAL CORPORATION, as a Lender

By:	/s/ Norbert Schmidt
Name:	Norbert Schmidt
Title:	Senior Account Executive

Tenth Amendment and Consent of Guarantors

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Robin L. Arriola
Name:	Robin L. Arriola
Title:	Vice President

Tenth Amendment and Consent of Guarantors

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as a Lender

By:	/s/ Michael White
Name:	Michael White
Title:	Associate

Tenth Amendment and Consent of Guarantors

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Guaranties continue in full force and effect, and (c) ratifies its Guaranty and each of the Loan Documents to which it is a party.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the 26th day of November, 2008.

GUARANTORS	FLEETWOOD ENTERPRISES, INC. FLEETWOOD CANADA LTD. FLEETWOOD INTERNATIONAL INC.

	By:	/s/ Andrew M. Griffiths
	Name:	Andrew M. Griffiths
	Title:	Senior Vice President and Chief Financial Officer

Tenth Amendment and Consent of Guarantors

Schedule 7.13(u)
Life Insurance Policies

Insurer	Policy	Insureds
The Prudential Insurance Company of America	Split-dollar life insurance policy # 79782810	John & Donna Crean

John Hancock Life Insurance Company	Split-dollar life insurance policy # 08001248-7	John & Donna Crean

Midwestern United Life Insurance Company	Split-dollar life insurance policy # 001047396	John & Donna Crean

Schedule 7.13(u)